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FRONTIER INSURANCE GROUP, INC          2000 FORM 10-K             EXHIBIT 21(a)


                        LIST OF REGISTRANT'S SUBSIDIARIES

The following is a list of Registrant's subsidiaries, all of which are wholly-owned, except as noted.

                                                      State of Jurisdiction
                Name                                    and Incorporation

Frontier Insurance Company                                 New York

Medical Professional Liability Agency, Ltd.                New York

Pioneer Claim Management, Inc.                             New York

Frontier Pacific Insurance Company                        California

Spencer Douglass Insurance Associates                     California

United Capitol Holding Company                             Delaware

United Capitol Insurance Company                           Illinois

Olympic Underwriting Managers, Inc.                        Delaware

Fischer Underwriting Group, Inc.                          New Jersey

Regency Financial Corporation                              Delaware

Emrol Premium Finance Company                           North Carolina



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
                                                         State of Jurisdiction
                Name                                       and Incorporation

Environmental and Commercial Insurance Agency, Inc.             Ohio

London and European Title Insurance Services Limited(1)        England

Western Indemnity Insurance Company                             Texas

FPC Advertising                                                New York

RMH Company, Inc.                                              Kentucky

Brook Smith Agency, Inc.                                       Kentucky

Award Insurance Services, LLC(2)                               Colorado

Bond America(2)                                                California

Advantage Casualty & Health Agency                              Texas

Surety Bond Connection Agency                                   Texas

Agents Bond Connection Agency                                   Texas

    (1) The Company owns 85% interest.
    (2) The Company owns 80% interest.